As filed with the Securities & Exchange Commission on November 18, 1998
                                               Registration No. ________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                          ONLINE SYSTEM SERVICES, INC.
               (Exact name of issuer as specified in its charter)

              Colorado                                  84-1293864
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

                          1800 GLENARM PLACE, SUITE 700
                             DENVER, COLORADO 80202
                                  (303)296-9200
          (Address and telephone number of principal executive offices)

                            -------------------------

                                 R. Steven Adams
                          Online System Services, Inc.
                          1800 Glenarm Place, Suite 700
                             Denver, Colorado 80202
                                 (303) 296-9200
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               Lindley S. Branson
                    Gray, Plant, Mooty, Mooty & Bennett, P.A.
                              33 South Sixth Street
                                3400 City Center
                          Minneapolis, Minnesota 55402
                                 (612) 343-2800

                            -------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration
statement for same offering. [X]   333-58653
                                   -------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for same offering. [ ]
                      --------------------------------------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of securities to      Amount to be       Proposed maximum      Proposed maximum aggregate        Amount of
     be registered         registered (2)     offering price (1)         offering price (1)        registration fee
------------------------ ------------------- ---------------------- ----------------------------- --------------------
Common Stock, no par       53,015 shares             $8.25                  $437,373.75                 $121.59
value

-------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of Regulation C as of the close of the market on November 11, 1998.

(2) The registrant previously registered with the Securities and Exchange Commission 574,281 shares of its common stock (Registration Statement No. 333-58653) and in connection therewith paid a filing fee of $1,838.13.

                            -------------------------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The information set forth in the Registration Statement on Form S-3 filed by Online System Services, Inc. with the Securities and Exchange Commission (Registration Statement No. 333-58653) pursuant to the Securities Act of 1933, as amended, is incorporated by reference in this registration statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 18, 1998.

                                       ONLINE SYSTEM SERVICES, INC.


                                       By  /s/ R. Steven Adams
                                          --------------------------------
                                          R. Steven Adams, President and
                                          Chief Executive Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Steven Adams and Thomas S. Plunkett, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 18th day of November, 1998, by the following persons in the capacities indicated:

  /s/ R. Steven Adams
---------------------------------------
R. Steven Adams,
(President, Chief Executive Officer and a Director)

/s/ Thomas S. Plunkett
---------------------------------------
Thomas Plunkett
(Vice President and Chief Financial Officer)

/s/ Stu Lucko
---------------------------------------
Stu Lucko
(Controller)

/s/ Paul H. Spieker
---------------------------------------
Paul H. Spieker
(Director)

/s/ Robert J. Lewis
---------------------------------------
Robert J. Lewis
(Director)

/s/ Richard C. Jennewine
---------------------------------------
Richard C. Jennewine
(Director)

/s/ William R. Cullen
---------------------------------------
William R. Cullen
(Director)

                          ONLINE SYSTEM SERVICES, INC.
                                    FORM S-3
                                INDEX TO EXHIBITS

    3.1  Articles of Incorporation, as amended, of the Company (3)
    3.2  Bylaws of the Company (1)
    4.1  Specimen form of the Company's Common Stock certificate (2)
    4.2 Form of Warrant Agreement dated May 23, 1996 between Corporate Stock Transfer and the Company, including form of Warrant (2)
    4.3  Specimen of Warrant Certificate--See Exhibit A filed with Exhibit 4.2
    5.1  Opinion of Counsel*
   23.1  Consent of Arthur Andersen LLP*

---------
*    Filed herewith
(1) Filed with the initial Registration Statement on Form SB-2, filed April 5, 1996, Commission File No. 333-3282-D.
(2) Filed with Amendment No. 1 to the Registration Statement on Form SB-2, filed May 3,1996, Commission File No. 333-3282-D.
(3) Filed with Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form SB-2, filed June 22, 1998, Commission File No. 333-3282-D and filed with the Form 10-QSB for the period ended September 30, 1998, Commission File No. 0-28462.